News Release



For Immediate Release


Contacts:
K. C. Trowell                                   G. Thomas Frankland
Chairman & Chief Executive Officer              Executive Vice President & Chief
CNB Florida Bancshares, Inc.                    Financial Officer
                                                904/265-0261



           CNB Florida Bancshares Reports 2003 First Quarter Earnings



     Jacksonville, Florida (April 28, 2003) - CNB Florida Bancshares, Inc. (NASDAQ: CNBB) today reported first quarter 2003 net income of $1,301,000, or $0.21 per diluted share, compared to $995,000, or $0.16 per diluted share, for the comparable 2002 quarter. Total assets increased to $774.2 million at March 31, 2003 compared to $730.7 million at December 31, 2002 and $624.3 million at March 31, 2002.

     Total outstanding loans and deposits rose 17% and 26% to $606.0 million and $694.8 million, respectively, at March 31, 2003 from $519.9 million and $549.6 million, respectively, at March 31, 2002. Total loans increased slightly from $605.8 million at December 31, 2002 while deposits increased 7% from $648.6 million at the end of 2002. The Company's loan to deposit ratio at March 31, 2003 was 87% compared to 95% at the end of the comparable 2002 quarter and 93% at December 31, 2002. Loan growth and spread management were the primary contributors to the 12% increase in net interest income to $6.6 million for the 2003 quarter compared to $5.9 million for the 2002 quarter. Interest income increased 10% while interest expense increased 6% for the 2003 first quarter over comparable 2002 amounts. The increased interest income and expense reflects growth in loans and deposits that outpaced the decline in yields and rates over this period. Net interest yield was 3.79% in the first quarter 2003 compared to 4.25% in the first quarter 2002 and 4.06% in the fourth quarter 2002. The decline in net interest yield reflects spread tightening as a result of declining loan yields and an increase in lower yielding, short-term investments. The Company's liquidity position increased during the quarter as compared to the fourth quarter 2002 as loan balances were essentially flat while deposit growth continued. The Company continues to maintain an asset sensitive position with respect to net interest income. Maintaining this profile will allow the Company to take advantage of the rising rate environment that is anticipated in late 2003 or early 2004.

     Non-interest income increased 16% to $1,622,000 for the 2003 first quarter from $1,404,000 for the comparable 2002 quarter. The increase was primarily attributed to an $115,000 increase in service charges from the increased deposit base, a $34,000 increase in secondary market mortgage income and a $35,000 increase in investment services income.

     The provision for loan losses was $675,000 for the 2003 quarter, a 35% increase over the comparable 2002 amount, reflecting the impact of continued loan growth and a higher level of non-performing loans. Non-performing assets were $7.5 million at March 31, 2003 compared to $8.1 million at December 31, 2002 and $3.0 million at March 31, 2002. Approximately 57% of total non-performing assets are concentrated in two secured credits. Both relationships are collateralized by commercial real estate, and the Company is in the process of actively resolving each of them. Any expected losses on these loans have been included in the allowance for loan losses at March 31, 2003. Net charge-offs for the first quarter 2003 were $701,000, compared to $334,000 in the comparable 2002 quarter. Of the net charge-offs recorded during the quarter, $378,000 was attributable to a single relationship and had been reserved at December 31, 2002. The allowance for loan losses was 1.08% of total loans at March 31, 2003, compared to 1.09% at December 31, 2002.

     Non-interest expense increased 6% to $5,469,000 in the 2003 first quarter compared to $5,159,000 for the 2002 first quarter. As a percentage of average assets, annualized non-interest expense decreased to 2.9% in the first quarter of 2003 from 3.4% in the comparable 2002 quarter. This decline reflects the Company's continued focus on overhead expense management.

     "The Company continues to build the CNB franchise as it maintains its focus on profitability and growth," stated K.C. Trowell, Chairman and Chief Executive Officer. "As anticipated, we are continuing to experience margin pressure as interest rates remain at historically low levels. However, with our asset sensitivity, margin enhancement is anticipated once rates begin to rise," added Trowell. "Management also continues to monitor asset quality and devote significant attention to reducing the Company's exposure to non-performing assets," continued Trowell.


                                     * * * *

     CNB Florida Bancshares, Inc., a registered bank holding company, is the parent of CNB National Bank, the largest community bank headquartered in Northeast Florida. CNB National Bank commenced operations in 1986 with one Lake City location and today has fourteen offices in eight counties (Alachua, Baker, Bradford, Columbia, Duval, St. Johns, Suwannee and Union).

     The statements contained in this press release, other than historical information, are forward-looking statements which involve risks, assumptions and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on the forward-looking statements which speak only as of the date hereof. The company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                          CNB Florida Bancshares, Inc.
                  Consolidated Statement of Financial Condition
                                   (Unaudited)


                                                                                                  March 31,             December 31,
                                                                                                    2003                    2002
                                                                                                 ----------             ------------
                                                                                                           (in thousands)
ASSETS
  Cash and due from banks                                                                        $  21,029              $  15,986
  Interest bearing deposits                                                                         47,169                 12,215
  Federal funds sold                                                                                10,750                  5,400
  Securities available for sale                                                                     57,080                 49,682

  Loans                                                                                            605,962                605,785
  Less:  Allowance for loan losses                                                                  (6,548)                (6,574)
                                                                                                 ---------              ---------

  Net loans                                                                                        599,414                599,211
  Loans held for sale                                                                                1,836                 10,893
  Premises and equipment, net                                                                       24,945                 25,086
  Intangible assets                                                                                  5,875                  6,056
  Other assets                                                                                       6,107                  6,145
                                                                                                 ---------              ---------

     Total assets                                                                                $ 774,205              $ 730,674
                                                                                                 =========              =========

LIABILITIES
  Non-interest bearing deposits                                                                  $  90,539              $  80,065
  Savings, time and interest bearing deposits                                                      431,993                408,955
  Time deposits, $100,000 and over                                                                 172,284                159,616
                                                                                                 ---------              ---------
     Total deposits                                                                                694,816                648,636

  Securities sold under repurchase agreements
    and federal funds purchased                                                                     10,554                 14,446
  Other borrowings                                                                                  11,000                 11,000
  Other liabilities                                                                                  6,259                  5,671
                                                                                                 ---------              ---------
     Total liabilities                                                                             722,629                679,753

SHAREHOLDERS' EQUITY
  Common stock, $.01 par value
     10,000,000 shares authorized; 6,142,450 and
      6,125,500 shares issued and outstanding                                                           61                     61
  Additional paid-in capital                                                                        30,999                 30,840
  Retained earnings                                                                                 20,538                 19,912
  Accumulated other comprehensive (loss) income                                                        (22)                   108
                                                                                                 ---------              ---------
     Total shareholders' equity                                                                     51,576                 50,921
                                                                                                 ---------              ---------

     Total liabilities and shareholders' equity                                                  $ 774,205              $ 730,674
                                                                                                 =========              =========

                          CNB Florida Bancshares, Inc.
                        Consolidated Statement of Income
                                   (Unaudited)

                                                                                                     Three months ended March 31,
                                                                                                    2003                     2002
                                                                                                 ----------               ----------
                                                                                                            (in thousands)
INTEREST INCOME
  Interest and fees on loans                                                                     $   10,075               $    9,252
  Interest on investment securities                                                                     461                      477
  Interest on federal funds sold and
    interest bearing deposits                                                                           161                       15
                                                                                                 ----------               ----------

     Total interest income                                                                           10,697                    9,744
                                                                                                 ----------               ----------

INTEREST EXPENSE
  Interest on deposits                                                                                3,942                    3,665
  Interest on repurchase agreements and federal
    funds purchased                                                                                      27                       61
  Interest on other borrowings                                                                          168                      161
                                                                                                 ----------               ----------

     Total interest expense                                                                           4,137                    3,887
                                                                                                 ----------               ----------

NET INTEREST INCOME                                                                                   6,560                    5,857

  Provision for loan losses                                                                             675                      500
                                                                                                 ----------               ----------
NET INTEREST INCOME AFTER LOAN
  LOSS PROVISION                                                                                      5,885                    5,357

NON-INTEREST INCOME                                                                                   1,622                    1,404
                                                                                                 ----------               ----------

NON-INTEREST EXPENSE
  Salaries and employee benefits                                                                      2,854                    2,743
  Occupancy and equipment expense                                                                       903                      822
  Other operating expense                                                                             1,712                    1,594
                                                                                                 ----------               ----------

     Total non-interest expense                                                                       5,469                    5,159
                                                                                                 ----------               ----------

Income before income tax                                                                              2,038                    1,602

Provision for income tax                                                                                737                      607
                                                                                                 ----------               ----------

NET INCOME                                                                                       $    1,301               $      995
                                                                                                 ==========               ==========

EARNINGS PER SHARE:
     Basic                                                                                       $     0.21               $     0.16
                                                                                                 ==========               ==========

     Diluted                                                                                     $     0.21               $     0.16
                                                                                                 ==========               ==========

WEIGHTED AVERAGE SHARES
  OUTSTANDING:
     Basic                                                                                        6,126,940                6,101,099
                                                                                                 ==========               ==========

     Diluted                                                                                      6,327,413                6,152,808
                                                                                                 ==========               ==========

                          CNB Florida Bancshares, Inc.
                        Supplemental Financial Highlights
                                   (Unaudited)


                                                                          For the Three Months Ended
                                                   March 31,     December 31,     September 30,     June 30,       March 31,
(dollars in thousands)                               2003            2002            2002            2002            2002
                                                     ----            ----            ----            ----            ----

Return on average assets                             0.70%           0.88%           0.86%           0.83%           0.66%
Return on average
   shareholders' equity                             10.22%          12.42%          11.89%          11.14%           8.48%
Net interest yield                                   3.79%           4.06%           4.30%           4.37%           4.25%
Non-interest income to
   average assets                                    0.87%           1.03%           0.91%           0.94%           0.93%
Non-interest expense to
   average assets                                    2.92%           2.96%           3.13%           3.32%           3.40%
Efficiency ratio                                     66.8%           62.3%           64.4%           67.1%           71.1%
Basic earnings per share                          $  0.21         $  0.26         $  0.24         $  0.22         $  0.16
Diluted earnings per share                        $  0.21         $  0.25         $  0.24         $  0.21         $  0.16
Non-performing assets                             $ 7,492         $ 8,074         $ 4,889         $ 3,500         $ 2,974



                                                                          For the Three Months Ended
                                                   March 31,     December 31,     September 30,     June 30,       March 31,
Average Loans                                        2003            2002            2002            2002            2002
                                                     ----            ----            ----            ----            ----

Commercial                                        $ 104,788       $ 108,101       $ 101,065       $  92,639       $  90,040
Commercial real estate                              167,287         155,109         144,725         135,497         125,278
Commercial secured by real estate                   159,344         154,001         147,901         143,079         134,381
Mortgages (including home equity)                   135,763         134,742         133,706         129,401         124,368
Consumer                                             31,565          34,573          33,401          33,927          34,437
Credit card                                           1,113           1,083           1,155           1,209           1,296
Tax free loans                                        4,182           4,372           4,283           4,609           4,532
                                                   --------        --------        --------        --------        --------

Total loans                                       $ 604,042       $ 591,981       $ 566,236       $ 540,361       $ 514,332
                                                   ========        ========        ========        ========        ========

                                                                          For the Three Months Ended
                                                   March 31,     December 31,     September 30,     June 30,       March 31,
Average Deposits                                     2003            2002            2002            2002            2002
                                                     ----            ----            ----            ----            ----

Demand deposits                                   $  85,721       $  85,651       $  80,029       $  79,987       $  75,430
NOW and money markets                               222,862         207,773         200,605         187,711         171,855
Savings                                              23,244          22,241          22,323          22,043          21,004
Time deposits                                       346,895         322,461         297,245         275,859         268,598
                                                   --------        --------         -------         -------        --------
Total deposits                                    $ 678,722       $ 638,126       $ 600,202       $ 565,600       $ 536,887
                                                   ========        ========         =======         =======        ========